UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

In March 1996, we entered into a lease and leaseback of our undivided interest in Clover Power Station Unit 1. In this transaction, we leased our undivided interest in the facility to an owner trust for the benefit of an investor for the full productive life of the unit in exchange for a one-time rental payment of $315.0 million at the beginning of the lease. Immediately after the lease to the owner trust, we leased the unit and common facilities back for a term of 21.8 years and agreed to make periodic rental payments to the owner trust.

The owner trust financed a portion of the one-time rental payment with a loan, referred to as the “B Loan.” On March 24, 2006, the owner trust prepaid the outstanding B Loan at that time and entered into a new B Loan, on substantially the same terms and conditions as the prior B Loan, with FGIC Capital Services LLC (“FGIC Capital”). As part of that refinancing, we purchased an investment insured by Financial Guaranty Insurance Company (“FGIC”). Distributions from this investment were to fund a portion of our annual rent obligation and a portion of the fixed purchase price if we were to choose to exercise that option at the end of the term of the leaseback. On June 26, 2009, we acquired the outstanding B Loan from FGIC Capital at an acquisition price of $33.0 million. We funded the majority of this purchase price by liquidating the FGIC-insured investment, which provided $32.9 million. Neither our periodic rental payments nor our fixed purchase price option were adjusted as a result of our acquisition of the B Loan; however, on each rental payment date a portion of the periodic rental payments equal to the debt service payable on the B Loan will be paid to us as the holder of the B Loan. In addition, if we elect the fixed purchase price option, the portion of the purchase price equal to the outstanding principal balance on the B Loan will be paid to us as holder of the B Loan. To facilitate this transaction, we paid the investor a one-time fee of $1.9 million.

For further discussion of this lease and leaseback transaction, see “Properties – Clover – Lease of Clover Unit 1” in Item 2 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Clover Leases and – Significant Contingent Obligations – Lease of Clover Unit 1” in Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Item 1.02	Termination of Material Definitive Agreements

In connection with the transaction described in Item 1.01 above, effective June 26, 2009, we terminated the existing investment which was insured by FGIC. No penalties were incurred in connection with the termination of this agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date:	July 1, 2009	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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